SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2007

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego, California
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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Item 1.02 Termination of a Material Definitive Agreement.

         On April 30, 2007, Ligand Pharmaceuticals Incorporated (the "Company") entered into a letter agreement ("Letter Agreement") with Cardinal Health PTS, LLC ("Cardinal") which terminated, without penalty to either party, that certain Manufacturing and Packaging Agreement dated February 13, 2004, as amended (the "Manufacturing Agreement"), and those certain Quality Agreements for AVINZA(R), dated April 12, 2005 and April 10, 2006, respectively. In connection with the termination, the Company and Cardinal agreed that certain provisions of the Manufacturing Agreement would survive and Cardinal would continue to perform limited services. Cardinal will also continue to manufacture LGD4665 capsules for the Company pursuant under the terms of a separate agreement. The Letter Agreement also contained a mutual general release of all claims arising from or related to the Manufacturing Agreement.

         In connection with the Company's previously announced sale of the AVINZA product line to King Pharmaceuticals, the Company and King Pharmaceuticals agreed that the Manufacturing Agreement would not be assigned or transferred to King Pharmaceuticals, and that the Company would be responsible for winding down the contract and any resulting liabilities. The Company does not expect to incur any material costs related to the termination of the Manufacturing Agreement.

         The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2007.
The Company intends to request confidential treatment on certain portions of the Letter Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         On April 30, 2007, the Company announced the appointment of John P. Sharp, as Vice President of Finance and Chief Financial Officer, effective as of such date. Mr. Sharp succeeds Tod G. Mertes, who has served as interim Chief Financial Officer of the Company since January 2007. Mr. Sharp will report to John L. Higgins, the Company's President and Chief Executive Officer.

         Prior to joining the Company, Mr. Sharp served as Vice President, Finance, of Sequenom, Inc., a maker of genetic-analysis products from November 2004, and served as its Principal Financial and Accounting Officer and Treasurer since October 2005. From August 2000 to November 2004, Mr. Sharp was Director of Accounting at Diversa Corporation, a publicly traded biotech company, where he was responsible for managing the overall accounting function, including financial reporting, internal controls, and corporate governance. From January 1994 until August 2000, Mr. Sharp held various positions, most recently Senior Audit Manager, at PricewaterhouseCoopers. Mr. Sharp received a B.S. in business administration with an emphasis in accounting from San Diego
State University.

         The terms of Mr. Sharp's appointment are governed by an offer letter ("Offer Letter") between him and the Company dated March 30, 2007. The principal terms of the Offer Letter include:

           o   base salary of $210,000 per year,
           o performance bonus opportunity with a target of 30% of salary, up to a maximum of 40%,
           o stock option grant award to purchase 50,000 shares, vesting over four years, and
           o restricted stock grant of 15,000 shares, vesting over three years.

         The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

         A copy of the press release dated April 30, 2007 announcing Mr. Sharp's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

    Exhibit No.     Description

    10.1 Offer Letter, by and between the Company and John P. Sharp, dated March 30, 2007
    99.1            Press Release of the Company, dated April 30, 2007

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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                          LIGAND PHARMACEUTICALS INCORPORATED



Date: May 4, 2007         By:      /s/ Charles S. Berkman
                          Name:    Charles S. Berkman
                          Title:   Vice President, General Counsel and Secretary



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                                  EXHIBIT INDEX



Exhibit
Number       Description of Exhibit
 10.1        Offer Letter, by and between the Company and John P. Sharp, dated
             March 30, 2007
 99.1        Press Release of the Company, dated April 30, 2007